CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Municipal Income Fund:

We consent to the use of our report dated May 5, 2004, incorporated in this Registration Statement by reference, to the Putnam Municipal Income Fund and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information.

                                           /s/ KPMG LLP

Boston, Massachusetts
July 26, 2004